Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-172234 and No. 333-205547 on Form S-8 of our reports dated March 16, 2018, relating to the financial statements of Daqo New Energy Corp. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2017.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

March 16, 2018